SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 1997

        First Deposit National Bank on behalf of the Providian Master Trust, formerly the First Deposit Master Trust
              (Issuer in respect of the Providian Master Trust,
                   formerly the First Deposit Master Trust,
                5.75% Asset-Backed Certificates, Series 1993-2
             Remarketed Asset-Backed Certificates, Series 1993-3
                6.90% Asset-Backed Certificates, Series 1994-1
            Floating Rate Asset-Backed Certificates, Series 1995-1
                6.05% Asset-Backed Certificates, Series 1995-2
           Floating Rate Asset-Backed Certificates, Series 1996-1)
              (Exact name of registrant as specified in charter)

                                   33-59922
                                   33-84844
                                   33-99462
United States of America           333-21312          02-0118519
--------------------------------  ------------        ------------
State or other jurisdiction of    (Commission       (I.R.S. Employer
incorporation or organization)    File No.)           Identification No.)

            295 Main Street
         Tilton, New Hampshire                          03276
-----------------------------------------------------  ----------
   (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code:  (603) 286-4348
                                                     ----------------
Not Applicable
------------------------------------------------------------
(Former name or former address, if changed since last report)

Exhibit 4.1 Amendment No. 3 dated as of March 1, 1997 to the Pooling and Servicing Agreement dated as of June 1, 1993, as amended, among First Deposit National Bank, Seller and Servicer, Providian National Bank, Seller, and Bankers Trust Company, Trustee.

Effective April 2, 1997, the Required Sellers' Percentage, as defined in
Section 1.01 of the Pooling and Servicing Agreement dated as of June 1, 1993, as amended, among First Deposit National Bank, Seller and Servicer, Providian National Bank, Seller, and Bankers Trust Company, Trustee, will be reduced from 5% to 4%, all of the conditions to such reduction having been satisfied.

                                  Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on behalf of the Providian Master Trust, formerly the First Deposit Master Trust, by the undersigned hereunto duly authorized.



                                  PROVIDIAN MASTER TRUST, formerly the First
                                  Deposit Master Trust

                                  By:  FIRST DEPOSIT NATIONAL BANK,
                                       Servicer

                                  By:  /s/ David J. Petrini
                                      ---------------------------------
                                      David J. Petrini
                                      Senior Vice President and Chief
                                      Financial Officer

Date:     March 13, 1997

                                EXHIBIT INDEX


Exhibit No.
-----------
Exhibit 4.1 Amendment No. 3 dated as of March 1, 1997 to the Pooling and Servicing Agreement dated as of June 1, 1993, as amended, among First Deposit National Bank, Seller, and Bankers Trust Company, Trustee.